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                                                                    EXHIBIT 4.12

                      SECURITIES ACCOUNT CONTROL AGREEMENT

         This SECURITIES ACCOUNT CONTROL AGREEMENT, dated as of March 2, 1999 (this "Agreement"), among CE Generation LLC, a Delaware limited liability company ("CE Generation"), Magma Power Company, a Nevada corporation ("Magma"), Salton Sea Power Company, a Nevada corporation ("SSPC"), Falcon Seaboard Resources, Inc., a Texas corporation ("FSRI"), Falcon Seaboard Power Corporation, a Texas corporation ("FSPC"), Falcon Seaboard Oil Company, a Texas corporation ("FSOC"), California Energy Development Corporation, a Delaware corporation ("CEDC"), and CE Texas Energy LLC, a Delaware limited liability company ("CETE" and collectively with CE Generation, Magma, SSPC, FSRI, FSPC, FSOC and CEDC, the "Debtors"), Chase Manhattan Bank and Trust Company, National Association, in its capacity as collateral agent (the "Collateral Agent"), and Chase Manhattan Bank and Trust Company, National Association, in its capacity as depositary bank (the "Depositary Bank"). All references herein to the "UCC" shall mean the Uniform Commercial Code as in effect in the State of New York.

                                    RECITALS

         A. CE Generation was formed solely for the initial purpose of issuing its bonds, debentures, promissory notes or other evidences of indebtedness (the "Securities") under the Indenture, dated as of the date hereof, and as amended, supplemented or otherwise modified from time to time, the "Indenture"), between CE Generation and Chase Manhattan Bank and Trust Company, National Association, as trustee (the "Trustee"),

         B. In connection with the issuance of Securities under the Indenture and the other transactions contemplated therein and in the other Financing Documents, the Debtors, the Collateral Agent and the Depositary Bank have entered into the Deposit and Disbursement Agreement, dated as of the date hereof (the "Depositary Agreement"), pursuant to which each Debtor has granted a Lien on and security interest in and to, and has pledged, assigned, hypothecated and transferred to the Collateral Agent for the benefit of the Secured Parties, each of the Accounts (as defined in the Depositary Agreement) and all cash, investments and securities at any time on deposit in any Account, including all income or gain earned thereon and any proceeds thereof.

         C. Unless otherwise specified herein, capitalized terms used but

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not defined herein shall have the meanings given to such terms in the Depositary
Agreement (including terms incorporated therein by reference from the Indenture).

                                    AGREEMENT

         NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

         Section 1. Establishment of Securities Accounts. The Depositary Bank hereby confirms and agrees that:

         (a) The Depositary Bank has established the accounts set forth on
Schedule I hereto (such accounts and any other successor accounts, collectively, the "Securities Accounts") and the Depositary Bank shall not change the name or account number of any of the Securities Accounts without the prior written consent of the Collateral Agent;

         (b) All securities or other property underlying any financial assets credited to any of the Securities Accounts shall be registered in the name of the Depositary Bank, indorsed to the Depositary Bank or in blank or credited to another securities account maintained in the name of the Depositary Bank and in no case will any financial asset credited to any of the Securities Accounts be registered in the name of the Debtors, payable to the order of the Debtors or specially indorsed to the Debtors except to the extent the foregoing have been specially indorsed to the Depositary Bank or in blank;

         (c) All property delivered to the Depositary Bank pursuant to the Depositary Agreement will be promptly credited to the appropriate Securities Account; and

         (d) Each Securities Account is, and the Depositary Bank will treat each Securities Account as, a "securities account" as such term is defined in Section 8-501-(a) of the UCC.

         (e) The Depositary Bank shall, subject to the terms of this Agreement, treat the Collateral Agent, for the benefit of the Secured Parties, as (i) entitled to exercise the rights that comprise any financial asset credited to any of the Securities Accounts and (ii) the "entitlement holder" (within the meaning of Section 8-102 of

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the UCC) with respect to the Securities Accounts on the books and records of the
Depositary Bank.

         Section 2. "Financial Assets" Election. The Depositary Bank hereby agrees that each item of property (whether investment property, financial asset, security, instrument or cash) credited to any of the Securities Accounts shall be treated as a "financial asset" within the meaning of Section 8-102(a)(9) of the UCC.

         Section 3. Entitlement Orders. If at any time the Depositary Bank shall receive any order from the Collateral Agent directing transfer or redemption of any financial asset relating to any of the Securities Accounts, the Depositary Bank shall comply with such entitlement order without further consent by the Debtors or any other person.

         Section 4. Subordination of Lien; Waiver of Set-Off. In the event that the Depositary Bank has or subsequently obtains by agreement, by operation of law or otherwise a security interest in any of the Securities Accounts or any security entitlement credited thereto, the Depositary Bank hereby agrees that such security interest shall be subordinate to the security interest of the Collateral Agent. The financial assets and other items deposited to the Securities Accounts will not be subject to deduction, set-off, banker's lien or any other right in favor of any person other than the Collateral Agent (except that the Depositary Bank may set off (i) all amounts due to the Depositary Bank in respect of customary fees and expenses for the routine maintenance and operation of the Securities Accounts and (ii) the face amount of any checks which have been credited to any of the Securities Accounts but are subsequently returned unpaid because of uncollected or insufficient funds).

         Section 5. Choice of Law. Both this Agreement and each of the Securities Accounts (as well as the securities entitlements related thereto) shall be governed by the laws of the State of New York. Regardless of any provision in any other agreement, for purposes of the UCC, New York shall be deemed to be the Depositary Bank's jurisdiction.

         Section 6. Conflict with Other Agreements.

         (a) In the event of any conflict between this Agreement (or any portion thereof) and any other agreement (including the Depositary Agreement and the Intercreditor Agreement) now existing or hereafter entered into, the terms of this Agreement shall prevail.

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         (b) No amendment or modification of this Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by all of the parties hereto.

         (c) The Depositary Bank hereby confirms and agrees that:

              (i) There are no agreements entered into between the Depositary Bank and the Debtors with respect to the issuance of or compliance with entitlement orders (as defined below) with respect to any of the Securities Accounts other than the Depositary Agreement and the Intercreditor Agreement;

              (ii) It has not entered into, and until the termination of this Agreement will not enter into, any agreement with any other person relating to any of the Securities Accounts and/or any financial assets credited thereto pursuant to which it has agreed or will agree to comply with entitlement orders (as defined in Section 8-102(a)(8) of the UCC) of such other person; and

              (iii) It has not entered into, and until the termination of this Agreement will not enter into, any agreement with the Debtors or the Collateral Agent purporting to limit or condition the obligation of the Depositary Bank to comply with entitlement orders as set forth in Section 3 hereof.

         Section 7. Adverse Claims. Except for the claims and interest of the Collateral Agent (for the benefit of the Secured Parties) and the Debtors in the Securities Accounts, the Depositary Bank does not know of any claim to, or interest in, any of the Securities Accounts or in any "financial asset" (as defined in Section 8-102(a) of the UCC) credited thereto. If any person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against any of the Securities Accounts or in any financial asset carried therein, the Depositary Bank will promptly notify the Collateral Agent and the Debtors thereof.

         Section 8. Representations, Warranties and Covenants of the Depositary Bank. The Depositary Bank hereby makes the following representations, warranties and covenants:

         (a) The Securities Accounts have been established as set forth in
Section 1 above and the Securities Accounts will be maintained in the manner set

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forth herein until termination of this Agreement;

         (b) This Agreement is the valid and legally binding obligation of the Depositary Bank; and

         (c) The Depositary Bank shall, during the term of this Agreement, act as a "securities intermediary" and have the obligations of a "securities intermediary" under Article 8 of the UCC with respect to the Securities Accounts.

         Section 10. Indemnification of Depositary Bank. The Debtors and the Collateral Agent hereby agree that (a) the Depositary Bank is released from any and all liabilities to the Debtors and the Collateral Agent arising from the terms of this Agreement and the compliance of the Depositary Bank with the terms hereof, except to the extent that such liabilities arise from the Depositary Bank's gross negligence, and (b) each Debtor and its successors and assigns shall at all times indemnify and save harmless the Depositary Bank from and against any and all claims, actions and suits of others arising out of the terms of this Agreement or the compliance of the Depositary Bank with the terms hereof, except to the extent that such arises from the Depositary Bank's gross negligence, and from and against any and all liabilities, losses, damages, costs, charges, counsel fees and other expenses of every nature and character, whether actual, special, indirect, consequential or punitive, arising by reason of the same, until the termination of this Agreement. The indemnification obligations of the Debtors contained herein shall survive the termination of this Agreement.

         Section 11. Successors; Assignment. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns. The Collateral Agent may assign its rights hereunder to any successor collateral agent in accordance with the Depositary Agreement, the Intercreditor Agreement and the other Financing Documents. Any other assignment by the Collateral Agent shall be effective only with the express written consent of the Depositary Bank and by sending written notice of such assignment to the Debtors.

         Section 12. Notices. Any notice, request or other communication required or permitted to be given under this Agreement shall be given in accordance with, and at the addresses specified in, Section 6.2 of the Depositary Agreement.

         Section 13. Termination. The obligations of the Depositary Bank to the Collateral Agent pursuant to this Agreement shall continue in effect until the

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security interests of the Collateral Agent in the Securities Accounts have been terminated pursuant to the terms of the Depositary Agreement and the Collateral Agent has notified the Depositary Bank of such termination in writing. The Collateral Agent agrees to provide a Notice of Termination in substantially the form of Exhibit A hereto to the Depositary Bank upon the request of the Debtors on or after the termination of the Collateral Agent's security interest in the Securities Accounts pursuant to the terms of the Depositary Agreement. The termination of this Agreement shall not terminate the Securities Accounts or alter the obligations of the Depositary Bank to the Debtors pursuant to any other agreement with respect to the Securities Accounts.

         Section 14. Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.

         Section 15. Limitation of Liability. Notwithstanding anything to the contrary contained in this Agreement and the other Transaction Documents, the liability and obligation of CE Generation, the Assignors and CalEnergy to perform and observe and make good the obligations contained in this Agreement and the other Security Documents shall not be enforced by any action or proceeding wherein damages or any money judgment or any deficiency judgment or any judgment establishing any personal obligation or liability shall be sought, collected or otherwise obtained against any officer, director or shareholder or related Person of CE Generation, the Assignors or CalEnergy or any Secured Party, and the Depositary Bank and the Collateral Agent, for themselves and their respective successors and assigns, and on behalf of the Secured Parties, irrevocably waive any and all right to sue for, seek or demand any such damages, money judgment, deficiency judgment or personal judgment against any officer, director or shareholder or related Person of CE Generation, the Assignors or CalEnergy under or by reason of or in connection with this Agreement and agrees to look solely to CE Generation and the Assignors and the security and Collateral held under or in connection with the Security Documents for the enforcement of such liability and obligation of CE Generation, the Assignors and CalEnergy; provided, however, that notwithstanding any other provision hereof, the Collateral Agent and the Depositary Bank each agree that its only remedy against CalEnergy hereunder shall be to proceed against the Monies on deposit in or credited to the 9 7/8% Notes Account and that there shall be no other recourse to CalEnergy, its shareholders, officers, directors or employees.

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         IN WITNESS WHEREOF, the parties hereto have caused this Securities
Account Control Agreement to be executed by their respective officers or representatives hereunto duly authorized as of the day and year first above written.


                                       CE GENERATION, LLC


                                       Name: /s/ Steven A. McArthur
                                             ----------------------------------
                                             Name:  Steven A. McArthur
                                             Title: Executive Vice President


                                       MAGMA POWER COMPANY


                                       Name: /s/ Steven A. McArthur
                                             ----------------------------------
                                             Name:  Steven A. McArthur
                                             Title: Executive Vice President


                                       SALTON SEA POWER COMPANY


                                       Name: /s/ Steven A. McArthur
                                             ----------------------------------
                                             Name:  Steven A. McArthur
                                             Title: Executive Vice President


                                       FALCON SEABOARD RESOURCES, INC.


                                       Name: /s/ Steven A. McArthur
                                             ----------------------------------
                                             Name:  Steven A. McArthur
                                             Title: Executive Vice President
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                                       FALCON SEABOARD POWER CORPORATION


                                       Name: /s/ Steven A. McArthur
                                             ----------------------------------
                                             Name:  Steven A. McArthur
                                             Title: Executive Vice President


                                       FALCON SEABOARD OIL COMPANY


                                       Name: /s/ Steven A. McArthur
                                             ----------------------------------
                                             Name:  Steven A. McArthur
                                             Title: Executive Vice President


                                       CALIFORNIA ENERGY DEVELOPMENT CORPORATION


                                       Name: /s/ Steven A. McArthur
                                             ----------------------------------
                                             Name:  Steven A. McArthur
                                             Title: Executive Vice President


                                       CE TEXAS ENERGY LLC


                                       Name: /s/ Steven A. McArthur
                                             ----------------------------------
                                             Name:  Steven A. McArthur
                                             Title: Executive Vice President

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                                       CHASE MANHATTAN BANK AND TRUST
                                       COMPANY, NATIONAL ASSOCIATION,
                                       as Depositary Bank


                                       By: /s/ Rose T. Maravilla
                                           ------------------------------------
                                           Name:  R. T. Maravilla
                                           Title: Assistant Vice President


                                       CHASE MANHATTAN BANK AND TRUST
                                       COMPANY, NATIONAL ASSOCIATION,
                                       as Collateral Agent


                                       By: /s/ Rose T. Maravilla
                                           ------------------------------------
                                           Name:  R. T. Maravilla
                                           Title: Assistant Vice President

                                                                      Schedule I

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                               SECURITIES ACCOUNTS

--------------------------------------------------------------------------------
          Account Number                            Name of Account
--------------------------------------------------------------------------------
C28710 A                             Revenue Account
--------------------------------------------------------------------------------
C28710 B                             Debt Payment Account
--------------------------------------------------------------------------------
C28710 C                             Debt Service Reserve Account
--------------------------------------------------------------------------------
C28710 D                             Distribution Suspense Account
--------------------------------------------------------------------------------
C28710 E                             Redemption Account
--------------------------------------------------------------------------------
C28710 F                             9 7/8% Notes Account
--------------------------------------------------------------------------------

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                                                                       Exhibit A

                        [Letterhead of Collateral Agent]

                                                          [Date]

Chase Manhattan Bank and Trust Company, National Association,
        as Depositary Bank
101 California Street, #2725
San Francisco, California 94111
Attention:  Corporation Trust Department

                      Re:  Termination of Securities Account Control Agreement

         You are hereby notified that the Securities Account Control Agreement between you, CE Generation, LLC ("CE Generation"), Magma Power Company ("Magma"), Salton Sea Power Company ("SSPC"), Falcon Seaboard Resources, Inc., ("FSRI"), Falcon Seaboard Power Corporation ("FSPC"), Falcon Seaboard Oil Company ("FSOC"), California Energy Development Corporation ("CEDC") and CE Texas Energy LLC ("CETE" and, collectively with CE Generation, Magma, SSPC, FSRI, FSPC, FSOC and CEDC, the "Debtors") and the undersigned (a copy of which is attached) is terminated and you have no further obligations to the undersigned pursuant to the Securities Account Control Agreement. Notwithstanding any previous instructions to you, you are hereby instructed to accept all future directions with respect to the accounts listed on Schedule I to the Securities Account Control Agreement from the Debtors. This notice terminates any obligations you may have to the undersigned with respect to such accounts, however nothing contained in this notice shall alter any obligations which you may otherwise owe to the Debtors pursuant to any other agreement.

         You are instructed to deliver a copy of this notice by facsimile transmission to the Debtors.

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                                       Very truly yours,

                                       Chase Manhattan Bank and Trust Company,
                                       National Association,
                                          as Collateral Agent


                                       By:
                                          -----------------------
                                          Name:
                                          Title: